Exhibit 99.1

GI Dynamics, Inc.

Appendix 4C: Quarter ended 31 March 2017

BOSTON, Massachusetts, United States, and SYDNEY, Australia – 28 April 2017 AEDT.

GI Dynamics, Inc. (ASX: GID) (the Company), a medical technology company that has developed an innovative device to improve outcomes for patients battling type 2 diabetes and obesity, today released its Appendix 4C — Quarterly Cash Flow Report for the quarter ending 31 March 2017 (the Quarter).

Key Financial Information

Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached; the results disclosed in Appendix 4C are unaudited. The Company also plans to file its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission and the Australian Securities Exchange on or before 15 May 2017. The Form 10-Q will provide financial statements for the quarterly period ended 31 March 2017, along with management’s discussion and analysis of financial condition and results of operations.

As of 31 March 2017, the Company had cash and cash equivalents of $5.4 million, compared to $8.3 million on 31 December 2016. The reduction in the cash and cash equivalents balance of $2.9 million for the quarter is primarily comprised of $2.9 million of net cash used in operating activities, offset by net cash from financing activities of $38,000.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-
3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc.	Page 2

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically delivered device approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor & Media Inquiries:

Investor relations	Media relations
United States: Monica Bellevue +1 (781) 357-3246	United States/Europe/ Australia: investor@gidynamics.com +1 (781) 357-3250

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300 F +1 (781) 357-
3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)
151 239 388	31 March 2017

Consolidated statement of cash flows	Current quarter $’000 USD	Year to date $’000 USD
1. Cash flows from operating activities

1.1 Receipts from customers	54	54

1.2 Payments for:
(a) research and development	(863)	(863)
(b) product manufacturing and operating costs	(144)	(144)
(c) advertising and marketing	(53)	(53)
(d) leased assets	—	—
(e) staff costs	(813)	(813)
(f) administration and corporate costs	(739)	(739)
1.3 Dividends received (see note 3)	—	—
1.4 Interest received	7	7
1.5 Interest and other costs of finance paid	—	—
1.6 Income taxes paid	(15)	(15)
1.7 Government grants and tax incentives	—	—
1.8 Other (provide details if material)	(398)	(398)

1.9 Net cash from / (used in) operating activities	(2,964)	(2,964)

2. Cash flows from investing activities
2.1 Payment to acquire:
(a) property, plant and equipment	—	—
(b) businesses (see item 10)	—	—
(c) investments	—	—

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows	Current quarter $’000 USD	Year to date $’000 USD
(d) intellectual property	—	—
(e) other non-current assets	—	—
2.2 Proceeds from disposal of:
(a) property, plant and equipment	—	—
(b) businesses (see item 10)	—	—
(c) investments	—	—
(d) intellectual property	—	—
(e) other non-current assets	—	—
2.3 Cash flows from loans to other entities	—	—
2.4 Dividends received (see note 3)	—	—
2.5 Other (provide details if material)	—	—

2.6 Net cash from / (used in) investing activities	—	—

3. Cash flows from financing activities

3.1 Proceeds from issues of shares	207	207
3.2 Proceeds from issue of convertible notes	—	—
3.3 Proceeds from exercise of share options	—	—
3.4 Transaction costs related to issues of shares, convertible notes or options	(77)	(77)
3.5 Proceeds from borrowings	—	—
3.6 Repayment of borrowings	(92)	(92)
3.7 Transaction costs related to loans and borrowings	—	—
3.8 Dividends paid
3.9 Other (provide details if material)	—	—
	—	—

3.10 Net cash from / (used in) financing activities	38	38

4. Net increase (decrease) in cash and cash equivalents for the period
4.1 Cash and cash equivalents at beginning of quarter/year to date	8,293	8,293
4.2 Net cash from / (used in) operating activities (item 1.9 above)	(2,964)	(2,964)
4.3 Net cash from / (used in) investing activities (item 2.6 above	—	—
4.4 Net cash from / (used in) financing activities (item 3.10 above)	38	38

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows

	Current quarter $’000 USD	Year to date $’000 USD
4.5 Effect of movement in exchange rates on cash held	(2)	(2)

4.6 Cash and cash equivalents at end of quarter	5,365	5,365

5. Reconciliation of cash and cash equivalents

at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current Quarter $’000 USD	Previous Quarter $’000 USD

5.1 Bank balances	3,357	1,895

5.2 Call deposits	2,008	6,344

5.3 Bank overdrafts

5.4 Other (provide details)

5.5 Cash and cash equivalents at the end of quarter (should equal item 4.6 above)	5,365	8,239

6. Payments to directors of the entity and their associates

		Current quarter $’000 USD

6.1 Aggregate amount of payments to these parties included in item 1.2		92
6.2 Aggregate amount of cash flow from loans to these parties included in item 2.3		—
6.3 Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

Payments represent directors’ fees paid to non-executive directors ($92) for services provided during the first quarter of 2017.

7. Payments to related entities of the entity and their associates

Current quarter $’000 USD

7.1 Aggregate amount of payments to these parties included in item 1.2	366
7.2 Aggregate amount of cash flow from loans to these parties included in item 2.3	—
7.3 Include below any explanation necessary to understand the transactions included in items 7.1

Expenses incurred at wholly-owned subsidiaries of GI Dynamics.

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

8. Financing facilities available

Add notes as necessary for an understanding of the current position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD

8.1 Loan facilities

8.2 Credit standby agreements

8.3 Other (please specify)

8.4 Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsercured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

9. Estimated cash outflows for next quarter

		$’000 USD

9.1 Research and development		991

9.2 Product manufacturing and operating costs		165

9.3 Advertising and marketing		61

9.4 Leased assets		—

9.5 Staff costs		934

9.6 Administration and corporate costs		849

9.7 Other (provide details if material)		—

9.8 Total estimated cash outflows		3,000

	Acquisitions	Disposals
10. Acquisitions and disposals of business entities (items 2.1 (b) and 2.2 (b) above)
10.1 Name of entity	N/A	N/A
10.2 Place of incorporation or registration
10.3 Consideration for acquisition or disposal
10.4 Total net assets
10.5 Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 28 April 2017
(Director/Company secretary)

Print name:	James Murphy

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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